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                     Shopko Stores, Inc. and Subsidiaries
             Exhibit 11 - Computation of Earnings Per Common and
                           Common Equivalent Share
                    (In Thousands, Except Per Share Data)



                                    First Quarters as of        Fiscal Years Ended
                               ---------------------------------------------------------
                                    May 2,          May 3,     January 31,  February 1,
                                     1998           1997         1998         1997
                                  (13 Weeks)      (13 Weeks)   (52 Weeks)   (52 Weeks)
                               ---------------------------------------------------------
BASIC:
Net earnings                     $     2,151    $     1,011  $    49,382  $    45,669
                                 ===========    ===========  ===========  ===========
Weighted average number of
  outstanding common shares           25,869         32,195       28,398       32,090
                                 ===========    ===========  ===========  ===========

Net earnings per common
  share - basic (1)              $      0.08    $      0.03  $      1.74  $      1.42
                                 ===========    ===========  ===========  ===========


DILUTED:
Net earnings                     $     2,151    $     1,011  $    49,382  $    45,669
                                 ===========    ===========  ===========  ===========

Weighted average number of
  outstanding common shares           25,869         32,195       28,398       32,090

Number of common shares
  issuable assuming exercise
  of stock options                       477            346          377          473
                                 -----------    -----------  -----------  -----------

Weighted average number of
  outstanding common and
  common equivalent shares -
  assuming dilution                   26,346         32,541       28,775       32,563
                                 ===========    ===========  ===========  ===========

Net earnings per common
  share - diluted (1)            $      0.08    $      0.03  $      1.72  $      1.40
                                 ===========    ===========  ===========  ===========

(1) Earnings per share are computed by dividing net earnings by the weighted average number of outstanding common and common equivalent shares.

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